Exhibit 10.2
AMENDMENT NO. 2 TO MASTER REPURCHASE AGREEMENT
Amendment No. 2 to Master Repurchase Agreement, dated as of April 30, 2021 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Administrative Agent”), CREDIT SUISSE AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman”, and a “Buyer”), ALPINE SECURITIZATION LTD (“Alpine” and a “Buyer”) and other Buyers joined thereto from time to time (the “Buyers”) and Home Point Financial Corporation (the “Seller”).
RECITALS
The Administrative Agent, Buyers and Seller are parties to that certain (i) Master Repurchase Agreement, dated as of October 23, 2020 (as amended by Amendment No. 1, dated as of March 2, 2021, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (ii) Pricing Side Letter, dated as of October 23, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement or the Pricing Side Letter, as applicable.
The Administrative Agent, Buyers and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.
Accordingly, the Administrative Agent, Buyers and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement are hereby amended as follows:
SECTION 1.    Quality Control. Section 14.dd of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
dd. Quality Control. Seller shall maintain an internal quality control program that verifies, on a regular basis, the existence and accuracy of all legal documents, credit documents, property appraisals, and underwriting decisions related to Mortgage Loans and shall provide a report on the results of such quality control program in the Officer’s Compliance Certificate provided pursuant to Section 17.b(4) hereof. Such program shall be capable of evaluating and monitoring the overall quality of Seller’s loan production and servicing activities. Such program shall (i) ensure that the Mortgage Loans are originated, acquired and serviced in accordance with prudent mortgage banking practices and accounting principles; (ii) guard against dishonest, fraudulent, or negligent acts; and (iii) guard against errors and omissions by officers, employees, or other authorized persons.
SECTION 2.    Financial Notices. Section 17.b of the Existing Repurchase Agreement is hereby amended by deleting subsections (3) and (4) in their entirety and replacing them with the following, respectively:

(3) as soon as available and in any event within forty-five (45) calendar days after the end of each fiscal quarter, the unaudited consolidated balance sheets of Seller and its consolidated Subsidiaries as of the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Seller and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Seller and its consolidated Subsidiaries in accordance with GAAP (other than solely with respect to footnotes, year-end adjustments) consistently applied, as at the end of, and for, such period;
(4) at the time Seller furnishes each set of financial statements pursuant to Section 17.b(1), (2) or (3) above, an Officer’s Compliance Certificate of a Responsible Officer of Seller;
SECTION 3.    Other Reports. Section 17.e of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
e. Other Reports. Each Seller Party shall deliver to Administrative Agent any other reports or information reasonably requested by Administrative Agent or as otherwise required pursuant to this Agreement or as set forth in the Officer’s Compliance Certificate delivered pursuant to Section 17.b(4) above.
SECTION 4.    Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:
4.1    Delivered Documents. On the Amendment Effective Date, the Administrative Agent on behalf of the Buyers shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:
(a)    this Amendment, executed and delivered by the duly authorized officers of the Administrative Agent, Buyers and Seller; and
(b)    such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.
SECTION 5.    Representations and Warranties. Seller hereby represents and warrants to the Administrative Agent and Buyers that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and Seller hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.

SECTION 6.    Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
SECTION 7.    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 8.    Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties intend that electronically imaged signatures such as .pdf files constitute original signatures and are binding on all parties. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law.  Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service with appropriate document access tracking, electronic signature tracking and document retention as may be approved by the Administrative Agent in its sole discretion.
SECTION 9.    GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent and Agent

By:	/s/ Margaret Dellafera

Name:	Margaret Dellafera
Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Buyer

By:	/s/ Margaret Dellafera

Name:	Margaret Dellafera
Title:	Vice President

By:	/s/ Ernest Calabrese
Name:	Ernest Calabrese
Title:	Authorized Signatory

ALPINE SECURITIZATION LTD, as a Buyer, by Credit Suisse AG, New York Branch as Attorney-in-Fact

By:	/s/ Elie Chau

Name:	Elie Chau
Title:	Vice President

By:	/s/ Marcus DiBrito
Name:	Marcus DiBrito
Title:	Vice President

HOME POINT FINANCIAL CORPORATION, as Seller

By:	/s/ Joseph Ruhlin

Name:	Joseph Ruhlin
Title:	Senior Managing Director - Treasurer